As filed with the Securities and Exchange Commission on August 13, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	51-0323571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1861 International Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

SECOND AMENDED AND RESTATED

1999 STOCK OPTION PLAN

(Full title of the Plan)

Michael J. Saylor

Chairman of the Board of Directors and Chief Executive Officer

MicroStrategy Incorporated

1861 International Drive

McLean, Virginia 22102

(Name and address of agent for service)

(703) 848-8600

(Telephone number, including area code, of agent for service)

Copy to:

Thomas S. Ward, Esq.

Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Class A Common Stock, $0.001 par value per share	1,500,000 shares	$35.21	$52,815,000	$4,272.73

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices reported on The Nasdaq National Market for shares of the Class A Common Stock of MicroStrategy Incorporated on August 11, 2003.
(3)	Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the full amount of the filing fee required in connection with this registration statement is being paid by applying a portion of the $292,182 filing fee paid by the registrant in connection with the Registration Statement on Form S-3 of MicroStrategy Incorporated, filed on February 24, 2000 (File No. 333-31042), which was subsequently withdrawn on March 22, 2000. Accordingly, no filing fee has been submitted herewith.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,500,000 additional shares of Class A Common Stock of MicroStrategy Incorporated, a Delaware corporation (the “Registrant”), issuable pursuant to the Second Amended and Restated 1999 Stock Option Plan (the “Plan”). A Registration Statement on Form S-8 (File No. 333-44844), registering an aggregate of 1,100,000 shares of Class A Common Stock (adjusted to reflect a one-for-ten reverse stock split effected in July 2002) issuable pursuant to the Plan, was filed with the Securities and Exchange Commission on August 30, 2000. A Registration Statement on Form S-8 (File No. 333-65264), registering an aggregate of 1,250,000 additional shares of Class A Common Stock (adjusted to reflect a one-for-ten reverse stock split effected in July 2002) issuable pursuant to the Plan, was filed with the Securities and Exchange Commission on July 17, 2001.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-65264 and 333-44844, filed by the Registrant with the Securities and Exchange Commission on July 17, 2001 and August 30, 2000, respectively, relating to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on August 13, 2003.

MICROSTRATEGY INCORPORATED

By:	/s/ MICHAEL J. SAYLOR

Michael J. Saylor Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MicroStrategy Incorporated, hereby severally constitute and appoint Michael J. Saylor, Sanju K. Bansal, Eric F. Brown and Jonathan F. Klein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable MicroStrategy Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL J. SAYLOR Michael J. Saylor	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 13, 2003

/s/ ERIC F. BROWN Eric F. Brown	President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2003

/s/ SANJU K. BANSAL Sanju K. Bansal	Director	August 13, 2003

/s/ DAVID B. BLUNDIN David B. Blundin	Director	August 13, 2003

/s/ F. DAVID FOWLER F. David Fowler	Director	August 13, 2003

/s/ CARL J. RICKERTSEN Carl J. Rickertsen	Director	August 13, 2003

/s/ STUART B. ROSS Stuart B. Ross	Director	August 13, 2003

/s/ RALPH S. TERKOWITZ Ralph S. Terkowitz	Director	August 13, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-24435) and incorporated by reference herein).

4.2	Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-49899) and incorporated by reference herein).

5.1	Opinion of Hale and Dorr LLP.

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page of this Registration Statement).